SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                         and Exchange Act of 1934

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

              First Financial Bankshares, Inc.
     (Name of Registrant as Specified in its Charter)

                    Curtis R. Harvey
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:


     2) Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: /


     4)   Proposed maximum aggregate value of transaction:


     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


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     4)   Date Filed:

                     FIRST FINANCIAL BANKSHARES, INC.

                              400 Pine Street

                           Abilene, Texas 79601
                               (915)675-7155

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              April 26, 1994

TO OUR SHAREHOLDERS:

     The annual meeting of shareholders of First Financial
Bankshares, Inc. will be held in the Abilene Civic Center, 1100
North 6th Street, Abilene, Texas, at 10:30 a.m. on Tuesday, April
26, 1994, for the following purposes:

         (1) To elect 15 Directors of the Company.

         (2) To approve the appointment by the Board of Directors of Arthur Andersen & Co. as the independent accountants of the Company for the year
             1994.

         (3) To approve amendment to Articles of Incorporation to increase from five million (5,000,000) to ten million (10,000,000) the aggregate number of shares of stock which the Corporation shall have authority to issue.

         (4) To act on such other business as may properly come before the meeting, or any adjournment thereof. The Board of Directors ("management") is not aware of any other business to come before the meeting.

    The transfer books of the Company will not be closed, but only the holders of common stock of record at the close of business on March 18, 1994, will be entitled to notice of and to vote at the annual meeting.
    The management sincerely desires your presence at the annual meeting and luncheon to be held immediately thereafter, but, nevertheless, respectfully urges you to sign and return the enclosed proxy in order to remove any question of your vote being counted. If you sign and return the proxy, but later desire to vote in person, you may revoke your proxy by a written request to either of the named proxies. Revocation of your proxy can be done either before or at the annual meeting, so long as your written request is received by one of the named proxies before your proxy is voted.

    By order of the Board of Directors.

                                            KENNETH T. MURPHY,
Chairman

March 31, 1994

                     FIRST FINANCIAL BANKSHARES, INC.

                              400 Pine Street

                           Abilene, Texas 79601

                              (915) 675-7155

                              PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS

                              April 26, 1994

                 SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying proxy is solicited by and on behalf of the Board of Directors of First Financial Bankshares, Inc., a Texas corporation (the "Company"), for use at the annual meeting of shareholders to be held on Tuesday, April 26, 1994, at the time and place and for the purposes set forth in the accompanying notice and at any recess ar adjournments thereof. The solicitation will be by mail. The total expense of such solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. It may be that further solicitation of proxies will be made by telephone or oral communication with some of the shareholders of the Company following the original solicitation. All further solicitation will be made by the officers of the Company who will not be additionally compensated therefor.

    The accompanying proxy, even though executed and returned, may be revoked at any time prior to voting of the proxy by written request to either of the named proxies by the shareholder of record.

    The proxy materials were mailed to shareholders on March 31, 1994. Only shareholders of record at the close of business on March 18, 1994, will be entitled to vote at such meeting. On such date there were 3,971,367 shares of common stock outstanding and entitled to vote. The holders of common stock will be entitled to one vote per share and cumulative voting is not permitted.

                          ELECTION OF DIRECTORS

    A Board of Directors is to be elected at the annual meeting. Each Director elected will hold office until the next annual meeting of the shareholders and until his or her successor shall be elected and qualified. Under the Bylaws of the Company, an individual may not stand for election or reelection as Director upon attainment of 72 years of age unless such individual owns at least 1% of the outstanding shares of the Company and is less than 75 years of age. While Bylaws of the Company fix the number of Directors at a number not less than three nor more than thirty, fifteen nominees are named and proposed by management. The reason that the number of Directors authorized exceeds the number of nominees is to avoid the necessity of amending the Bylaws of the Company each time that it would appear to be to the advantage of the Company to increase the number of its Directors. The proxies accompanying this proxy statement cannot be voted by the proxy committee for a greater number of persons than the number of nominees named. Other Directors could be elected after nominations from the floor of the meeting, if such nominees each receive a majority vote of the shareholders. Although the management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the meeting, the proxy committee will vote in accordance with its best judgment.

    The names and principal occupations of the nominees, together with the length of service as a Director and the number of shares of common stock of the Company beneficially owned by each of them on December 31, 1993, are as follows:

                                Shares of
             <F1>              The Company            Percent
             Years as          Principal Occupation Beneficially   of Shares
Name      Age        Office    Director (1)         During Last Five Years        Owned  Outstanding

J. Allen Baird       71        Director                30  Chairman, Mrs Baird's             7,344     0.2
                     Bakeries, Inc. since
                     December 16, 1992;
                     President, Mrs Baird's
                     Bakeries, Inc.
<F2>
F. Scott Dueser (2)  40        Director                 3  President and Chief     19,733              0.5
                     Executive Officer,
                     First National Bank of
                     Abilene, Abilene, Texas*
                     since May 18, 1993; President,
                     First National Bank of
                     Abilene, Abilene,Texas*,
                     January 15, 1991, to May 18,
                     1993; Executive Vice President,
                     First National Bank of
                     Abilene, Abilene, Texas*

Patrick N. Gerald    54        Director                13  Chairman and President,           12,401         0.3
                     First National Bank,
                     Sweetwater, Sweetwater,
                     Texas*
<F2><F3><F4><F5>
Robert E. Hitt       69        Director                21  Investments        41,439         1.1
(2) (3) (4) (5)

<F2><F3>
Ralph N. Hooks
(2) (3)   74 Director             38                Chairman, Lydick-Hooks         78,255              2.0
                     Roofing Company
<F5>
Joe B. Matthews (5)  49        Director                 6  Geologist          1,131

<F3>
Raymond A. McDaniel, 60        Director                 2  McDaniel Associates     11,757              0.3
   Jr. (3)

<F5>
Bynum Miers (5)      57        Director                 2  Ranching and Investments          10,575         0.3

<F2>
Kenneth T. Murphy
(2) 56    Chairman,     22     See "Executive Officers"        37,871         1.0
          President            on Page 6
          and Chief
          Executive
          Officer, and
          Director

Dian Graves Owen     54        Director                 1  Chairman, Owen Healthcare,Inc.              9,938     0.3

<F2><F3><F4>
James M. Parker      63        Director                21  President, Parker      158,777              4.0
(2) (3) (4)                                         Properties, Inc.

<F2><F3><F4>
W.V. Ramsey, Jr., M.D.
(2) (5) (4)  66      Director     23                Chairman, Abilene Aero,        85,000              2.1
                     Inc. since July 1, 1991;
                     Radiology Associates

Craig Smith  51      Director      4                Chairman and President,        18,221              0.5
                     Hereford State Bank,
                     Hereford, Texas*
<F2><F5>
H.T. Wilson (2) (5)  66        Director                11  Chairman, Eastland National       41,349         1.0
                     Bank, Eastland, Texas*
<F5>
Stanley P. Wilson
(5) 71    Director      23     Retired Executive Vice          7,101          0.2
                     President and General
                     Counsel, Central and South
                     West Corporation

Shares beneficially owned by all Executive Officers and Directors as a group      541,552             13.6
*The bank shown is a subsidiary of the Company.




<F1>    (1)   The years indicated are the approximate number of years each person has continuously served as Director of the
              Company, or, prior thereto, of First National Bank of Abilene, which became a wholly-owned subsidiary of the
              Company in April, 1973, when all the then Directors of First National Bank of Abilene became Directors of the
              Company.
<F2>    (2)   This Director/Nominee is a member of the Executive Committee.
<F3>    (3)   This Director/Nominee is a member of the Stock Option Committee.
<F4>    (4)   This Director/Nominee is a member of the Administrative Committee of the Company Profit Sharing and Pension Plan.
<F5>    (5)   This Director/Nominee is a member of the Directors' Audit Committee.




                      MEETINGS OF BOARD OF DIRECTORS

    During the last full year, four regular quarterly meetings of the Board of Directors were called and held. All directors were able to attend at least 75% of the aggregate of the meetings of the Board of Directors and the meetings held by all committees of the Board on which they served. Directors who are not officers of the Company receive $800 for each Board meeting attended.

                                COMMITTEES

    First Financial Bankshares, Inc. does not have a standing nominating or compensation committee of the Board of Directors.
The Company has a standing Executive Committee whose responsibilities include functioning as a compensation committee and a nominating committee with appropriate recommendations to the entire Board. The Executive Committee met nine times during 1993 and, among other items, considered and took action on matters relating to its capacity as Compensation and/or Nominating Committee. In its capacity as Nominating Committee, the Executive Committee will consider director nominations from security holders. There are no prescribed procedures which the security holder must follow. The Company has a Directors' Audit Committee which has the responsibility of acting on behalf of the Board in receiving and reviewing both internal and external audit reports. During 1993 the Audit Committee met two times. The Company also has an Administrative Committee for the Profit Sharing, Pension and Flexible Spending Account Benefit Plans. Pursuant to the 1992 Incentive Stock Option Plan for Key Employees of First Financial Bankshares, Inc. and its Subsidiaries, the Board of Directors has also appointed a Stock Option Committee composed of five members. The directors serving on these committees are indicated in the section titled "ELECTION OF DIRECTORS". Directors who are not officers of the Company receive $400 for each committee meeting attended.

                    APPROVAL OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has selected Arthur Andersen & Co. to serve as independent certified public accountants to the Company and its subsidiaries for the year 1994 and to serve until the next annual meeting in April, 1995. Arthur Andersen & Co. has served as the Company's independent accountants since 1990. The Company has been advised by Arthur Andersen & Co. that neither its firm nor any of its members has any financial interest, direct or indirect, in the Company or any of its subsidiaries, nor has had any connection with the Company or any of its subsidiaries in any capacity other than independent accountants.

    The Board of Directors recommends that you vote for the approval of the appointment of Arthur Andersen & Co. If the shareholders do not approve the appointment of Arthur Andersen & Co., then the appointment of independent accountants will be reconsidered by the Board of Directors.

    Representatives of Arthur Andersen & Co. are expected to be present at the annual Shareholders meeting, and they may have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                  APPROVAL TO INCREASE AUTHORIZED SHARES

    The Board of Directors recommends that you vote for the amendment to the Articles of Incorporation to increase from five million (5,000,000) to ten million (10,000,000) the aggregate number of shares of stock which the Corporation shall have authority to issue. The additional authorized shares considered are necessary for future stock dividends and additional acquisitions through exchange of stock.

                            EXECUTIVE OFFICERS

    The executive officers of First Financial Bankshares, Inc.
are:


                  Term of Years Served      Principal Occupation
Name        Age Office       Office         In Such Office           During Past 5 Years


Kenneth T. Murphy         56      Chairman,    1 year                   7 years     Chairman, President and Chief
            President and                   Executive Officer; Chairman,
            Chief Executive                                          First National Bank of Abilene,
            Officer                         Abilene, Texas* <F1>


Curtis R. Harvey          48      Executive Vice                        1 year    3 years     Executive Vice President and
            President and                   Chief Financial Officer since
            Chief Financial                                          December 1, 1990; Executive Vice
            Officer                         President, Bank One, Texas, N.A.

<F1> * The bank shown is a subsidiary of the Company.



                         COMPENSATION OF OFFICERS

    The following table provides individual compensation information on the Chief Executive Officer and the four most highly compensated officers of the Company and its subsidiaries.

                        SUMMARY COMPENSATION TABLE

                               Long Term
                   Annual     Compensation
                Compensation    Awards
                                 Number of
                                Securities All Other
                                Underlying   Compen-
                                   Options    sation
Name and Principal Position Year Salary($)(#)(1)<F1>($)(2)<F2>

Kenneth T. Murphy, Chairman,
President & CEO - First Financial
Financial Bankshares, Inc.  1993$  257,000   3,000  $   26,516
    1992             237,000         -        27,650
    1991             217,750       4,950      22,981

F. Scott Dueser, President & CEO          1993         151,2502,000  18,382
First National Bank of Abilene            1992         130,000  -    16,305
    1991             114,167       3,300      12,415

Patrick N. Gerald, Chairman &             1993         132,0001,000  14,031
President & CEO - First National          1992         125,000  -    13,702
Bank, Sweetwater            1991   121,000   1,650      11,713

Craig Smith, Chairman and   1993   124,500   1,000      15,299
President & CEO -           1992   117,500     -        15,905
Hereford State Bank         1991   110,000   2,475      13,745

Curtis R. Harvey, Executive
Vice President and CFO -    1993   117,000   1,000      13,050
First Financial Bankshares, Inc.          1992         110,000  -    13,024
    1991             105,000       2,475      10,852

<F1> (1) Adjusted for stock splits and stock dividends.

<F2> (2) The Company's contribution to Profit Sharing Plan.


                      COMPENSATION PURSUANT TO PLANS
General

    Effective January 1, 1984, the Company adopted First Financial Bankshares, Inc. Pension and Profit Sharing Plans, at which time the authority for the Plans was placed under the directors of the Company. These Plans were previously under authority of the directors of First National Bank of Abilene as these plans had originated through that bank. Legislation known as TRA '86 requires that all employee benefit plans be amended to comply with said legislation and subsequent regulations. Currently the deadline for amending these plans is December 31, 1994. During 1991 and effective January 1, 1987, the Company and its subsidiaries, except First National Bank in Cleburne, adopted an amendment and restatement of the Company Profit Sharing Plan as required by the aforementioned legislation. Although the Company Pension Plan has not yet been amended and restated, the directors adopted a benefit formula effective January 1, 1989, which complies with new regulations. An employee is eligible to become a participant in the Company Pension and Profit Sharing Plans on January 1, coincident with or immediately following date of employment. The Company and all of its then subsidiary banks adopted a Flexible Spending Account Benefit Plan for all employees which became effective in 1988. First National Bank in Cleburne adopted all benefit plans effective in 1991. Stephenville Bank & Trust Co., which was acquired on February 25, 1993, adopted all benefit plans effective in 1993.

Profit Sharing Plan

    Each participating employer (that is, the Company and each subsidiary which has adopted the Plan) determines on an annual basis the contribution which it will make to the Profit Sharing Plan from such employer's operating profits. Contributions under the Profit Sharing Plan are administered by an Administrative Committee appointed by the Board of Directors of First Financial Bankshares, Inc. for the exclusive benefit of Plan participants under the provisions of a Trust Agreement. Under the Profit Sharing Plan, eligible employees may contribute between 1% and 5% of their eligible earnings, although contributions by employees are not required as a condition of participation. Each employer's annual contribution is allocated among the accounts of the active Plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. Notwithstanding the foregoing, the compensation amount used to calculate a participant's benefit is limited by the IRS to a maximum of $235,840. Additionally, the Annual Addition which may be allocated to a participant is limited to $30,000. Effective January 1, 1988, compensation also includes the amount elected by an employee as salary reduction under the Flexible Spending Account Benefit Plan.

    The Profit Sharing Plan provides for benefits to vest (become nonforfeitable) in graduated percentages for the first six (6) years of participation, with benefits being fully vested after seven (7) years of credited service. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes, and death or disability of a participant while employed by the Company or one of its subsidiaries results in immediate full vesting with respect to employer contributions. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

    The Company's Pension Plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the Plan. The annual benefit for a participant in the Pension Plan who retires on his normal retirement date is the Accrued Benefit at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. "Average Compensation" is the average compensation during the 10 years immediately preceding the date of determination.
Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, director fees, group insurance benefits and pension and profit sharing contributions. There are provisions in the Plan for early retirement with reduced benefits. There is no vesting of Plan benefits until a participant has 5 or more years of credited service with participating employers. Full (100%) vesting occurs upon the completion of 5 years of credited service or upon reaching age 65 without regard to credited service.

    The Company Pension Plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and there is no present funding deficiency. Only one of the six banks is not fully funded where its past service costs require current funding of any significance.

    Contributions to the Company Pension Plan for the past five years (1989-1993) have been $54,397, $90,042, $99,602, $98,097, and
$162,052, respectively.

    The following table illustrates estimated retirement benefits under the Company Pension Plan for persons in specified remuneration and years of service categories and which benefits are payable annually for life with 10 years certain. The benefits listed in the table are not subject to any deduction for social security or other offset amounts. This illustration does not reflect any benefit which a participant may have accrued at December 31, 1988.

                            PENSION PLAN TABLE

                         Years of Service

Remuneration        15        20        25        30        35

$  25,000       $  4,688  $  6,250  $  7,813  $  9,375 $  10,938
   50,000          9,375    12,500    15,625    18,750    21,875
   75,000         14,063    18,750    23,438    28,125    32,813
  100,000         18,750    25,000    31,250    37,500    43,750
  125,000         23,438    31,250    39,063    46,875    54,688
  150,000         28,125    37,500    46,875    56,250    65,625
  200,000         37,500    50,000    62,500    75,000    87,500
  250,000         46,875    62,500    78,125    93,750   109,375


The maximum annual pension benefit payable allowable under current law is $112,221.

    As of December 31, 1993, Mr. Murphy was credited with 23 years of service under the Company Pension Plan, Mr. Gerald was credited with 18 years of service, Mr. Smith was credited with 24 years of service, Mr. Dueser was credited with 17 years of service, and Mr. Harvey was credited with 3 years of service. The covered compensation of each of these officers and directors during 1993 was $235,840, $132,966, $124,500, $152,482, and $118,810,
respectively.

    In 1992 the Board of Directors approved a deferred compensation agreement between First Financial Bankshares, Inc. and Kenneth T. Murphy, Chairman, President and Chief Executive Officer. The agreement was made in recognition of his contribution to the success of the Company and as an inducement to remain, subject to the discretion of the Board of Directors, in the employ of the Company. The agreement provides that following retirement in December 2002, or such later date as may be mutually agreed upon by the parties, the Company will pay Mr. Murphy, or his beneficiary, the sum of $6,250 per month for a period of 84 months. The monthly amount is considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and is based on an analysis of the difference in projected final year compensation and retirement compensation. The agreement also provides for 70% vesting at age 62, 80% vesting at age 63, and 90% vesting at age 64.

Flexible Spending Account Benefit Plan

    Effective January 1, 1988, the Company and its subsidiaries adopted a Flexible Spending Account Benefit Plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The Flexible Spending Account Benefit Plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses. This plan is administered by the Administrative Committee appointed by the Board of Directors of First Financial Bankshares, Inc.


                               STOCK OPTIONS

    At the 1992 Annual Meeting, the "1992 Incentive Stock Option Plan" was approved and adopted. The purposes of the Plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in the Company through the granting of stock options. The maximum aggregate number of shares of the Company's common stock which may be issued under the Plan is 100,000, subject to adjustment for stock dividends and similar events. The 1992 Plan includes substantially the same features as the expired 1982 Plan and is administered by a Stock Option Committee appointed by the Board of Directors. The following table contains information concerning options granted during 1993 to the Company's chief executive officer and four other most highly compensated executive officers.


                     Option Grants in Last Fiscal Year
                                                      Potential Realizable
                                           Value at Assumed
                                          Annual Rates of Stock
                                          Price Appreciation for
                    Individual Grants                                      Option Term


         Number of     % of Total
        SecuritiesOptions
        Underlying     Granted to Exercise
           Options      Employees  or Base
           Granted      in Fiscal   Price          Expiration
Name             (#)(1)<F1>        Year     ($/Sh)    Date         5% ($)   10% ($)


Kenneth T. Murphy    3,000 11.70%   $40.00 06/29/03    70,581 183,468

F. Scott Dueser      2,000  7.80     40.00 06/29/03    47,054 122,312

Patrick N. Gerald    1,000  3.90     40.00 06/29/03    23,527  61,156

Craig Smith  1,000   3.90   40.00 06/29/03   23,527    61,156

Curtis R. Harvey     1,000  3.90     40.00 06/29/03    23,527  61,156


<F1> (1) Granted under incentive stock option plan.




    The following table contains information concerning each exercise of stock options during the last fiscal year by each of the persons named below and the fiscal year-end value of unexercised options.


              Aggregated Option Exercises in Last Fiscal Year
                         and FY-End Option Values


                         Number of
                        Securities Value of
                        Underlying         Unexercised
               Number of                   Unexercised   In-the-Money
              Securities                 Options atFY-Options at
              Underlying                 End(#)(1)<g1>      FY-End($)
         Shares Acquired  Value           Exercisable/   Exercisable/
Name                on Exercise(#)         Realized($)  UnexercisableUnexercisable

Kenneth T. Murphy  4,343$  113,536     7,797   213,248
                             9,683   170,485

F. Scott Dueser    2,723    77,611       660    15,391
                             5,729   100,869

Patrick N. Gerald    -         -       2,617    71,575
                             3,954    69,617

Craig Smith        1,851    50,921       495    11,543
                             4,614    81,237

Curtis R. Harvey     495    11,296        -         -
                             2,980    36,982

<g1> (1)  Adjusted for stock splits and stock dividends.


The following line graph compares the Company's cumulative total shareholder return with a broad market index (S & P 500 Index) and a published banking industry index (KBW 50 Total Return Index):


         The required performance graph is
         not included in this electronic
         filing.  The graph has been
         provided to shareholders of the
         Company and has been filed
         separately in paper under cover of
         Form SE to the Securities and
         Exchange Commission.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No person who served as a member of the Executive Committee in its capacity as Compensation Committee was, during the past fiscal year, an officer or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure in this Notice to Shareholders except for Mr. Tom Wilson who is a former subsidiary bank officer. However, committee members Ralph Hooks, James Parker, and Dr. Wayne Ramsey, Jr. did obtain loans from a subsidiary bank during the past year. In each case, such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

           EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    During the past fiscal year the Company's executive compensation program was administered by the Executive Committee acting in the capacity of Compensation Committee. The Company's executive compensation program consists of base salary, profit sharing, and incentive stock options. With the exception of the Chief Executive Officer, the base salaries for the executive officers named on page 6 of this Notice are reviewed in December of each year with adjustments made effective January 1. Included among the factors which the Committee considers when approving annual base salaries are: attainment of planned goals and objectives, scope of responsibility (asset size of subsidiary bank and/or degree of influence on the Company's profitability and operations), tenure with the Company, evaluation input from subsidiary bank directors, and relationship of base salary to the base salaries of other members of the executive officer group.

    The base salary for Mr. Murphy was reviewed in March 1993 with an adjustment made effective April 1, 1993. The increase was based on the following factors:

- -   The Company's financial performance for 1992 which reflected a 27% increase in net income.
- -   Performance of Chief Executive Officer's duties which relate primarily to leading and managing the Company within the broad guidelines set by the Board of Directors.
- -   Successful negotiation and completion of acquisition
    transaction.
- -   Base salary compared to Wyatt Data Services compensation
    survey data for chief executive officers of similar size organizations within the industry.
- -   Subjective evaluations of Mr. Murphy's contribution to the overall success of the Company.

    Stock options are granted under the Incentive Stock Option
Plan upon recommendation of the Stock Option Committee of the Board of Directors. The Executive Committee believes that the Stock Option Plan is an integral part of the executive compensation program which encourages key employees to align their long-range interest with those of shareholders by accomplishing longer-term corporate goals. When granting options to all named executive officers for 1993, the Committee evaluated the total number of shares available, the number of unexercised options held by the individual, Company's and individual's performance, and the individual's level of responsibility.

    The line graph on page 10 compares cumulative total shareholder return with a performance indication of the overall stock market, the S&P 500 Stock Index, and a nationally-recognized banking industry index, the Keefe, Bruyette and Woods, Inc. (KBW) 50 Total Return Index, which is comprised of fifty of the nation's top banking companies.

Robert E. Hitt          W.V. Ramsey, Jr., M.D.
Ralph N. Hooks          H.T. Wilson
James Parker

        PRINCIPAL SHAREHOLDERS OF FIRST FINANCIAL BANKSHARES, INC.

    At December 31, 1993, management was not aware of any person [including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934] who is the beneficial owner of more than five percent (5%) of the Company's common stock. However, First National Bank of Abilene and First National Bank, Sweetwater, held of record in various fiduciary capacities an aggregate of 803,156 shares of such stock. Of the total shares held, these subsidiaries of the Company had sole power to vote 386,275 shares (10.3%) and 64,548 shares (1.7%), respectively. First National Bank of Abilene also shared, with other persons, the power to vote the remaining 352,423 shares. All the shares held by each subsidiary Bank, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument which sets forth the powers of the fiduciary with regard to the securities held in such accounts.

                     INTEREST IN CERTAIN TRANSACTIONS

    As has been true in the past, some of the Company's officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of the subsidiary banks of the Company (First National Bank of Abilene, Abilene, Texas; Hereford State Bank, Hereford, Texas; First National Bank, Sweetwater, Sweetwater, Texas; Eastland National Bank, Eastland, Texas; First National Bank in Cleburne, Cleburne, Texas; Stephenville Bank & Trust Co., Stephenville, Texas). As customers, they have had transactions in the ordinary course of business with such banks including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving subsidiary banks of the Company and the Company's officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                         PROPOSALS OF SHAREHOLDERS

    Proposals of shareholders intended to be presented at the next annual meeting, to receive consideration, must be submitted in writing and delivered to the Company no later than December 1, 1994.

                    UNDERTAKING TO FURNISH INFORMATION

    The Company will furnish a copy of its Annual Report for the year 1993 on Form 10-K, including the financial statements and schedules thereto required to be filed with the Securities and Exchange Commission, without charge to any person whose proxy is solicited herewith upon such person's written request therefor, which request shall contain a good faith representation that, as of the record date for the annual meeting of the Company's shareholders, the person making the request was a beneficial owner of securities entitled to vote at such meeting and such request shall be addressed to Curtis R. Harvey, Executive Vice President and Chief Financial Officer, First Financial Bankshares, Inc., P.O. Box 701, Abilene, Texas 79604. Exhibits to the 10-K Annual Report shall also be furnished upon the payment of a specified reasonable fee, which fee shall be limited to the Company's reasonable expenses in furnishing such exhibits.

                              OTHER BUSINESS

    Management does not know of any other matters that are likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, it is intended that the enclosed proxy will be voted in accordance with the judgment of the person voting the proxy.

By Order of the Board of Directors.

                                       KENNETH T. MURPHY, Chairman

March 31, 1994

                     FIRST FINANCIAL BANKSHARES, INC.
                   PROXY SOLICITED BY BOARD OF DIRECTORS
                    FOR ANNUAL MEETING OF SHAREHOLDERS
                              APRIL 26, 1994

    The undersigned hereby appoints Ralph N. Hooks and Robert E. Hitt as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of First Financial Bankshares, Inc. held of record by the undersigned on March 18, 1994, at the annual meeting of shareholders to be held on Tuesday, April 26, 1994, at 10:30 a.m. in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, or any adjournments thereof. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.
              The Board of Directors recommends a vote "FOR"

1.ELECTION OF DIRECTORS
  [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
    (except as written to the contrary below)    to vote for all
nominees listed below

J.A. Baird, F.S. Dueser, P.N. Gerald, R.E. Hitt, R.N. Hooks, J.B.
Matthews, R.A. McDaniel, Jr., B. Miers, K.T. Murphy, D.G. Owen,
J.M. Parker, W.V. Ramsey, Jr., M.D., C. Smith, H.T. Wilson, and
S.P. Wilson.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



2.  PROPOSAL TO APPROVE APPOINTMENT OF ARTHUR ANDERSEN & CO. AS
INDEPENDENT ACCOUNTANTS
    [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

3.  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE
FROM FIVE MILLION (5,000,000) TO TEN MILLION (10,000,000) THE
AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE
AUTHORITY TO ISSUE
    [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

    SHARES WILL BE VOTED IN ACCORDANCE WITH THE ABOVE
SPECIFICATIONS. IF NO SPECIFICATION IS MADE ABOVE, THE PROXY WILL BE EXERCISED AND VOTED FOR THE MATTERS STATED ABOVE.

    Receipt of the annual report, financial information, notice of meeting and proxy statement is hereby acknowledged. Please date your proxy and sign, exactly as your name or names appear below; when signing as attorney, executor, administrator, trustee or guardian, please give title. Each joint owner is required to sign.










SIGNED:                                DATED:                  1994.



Whether or not you plan to attend the meeting in person, please date, sign and return this proxy as promptly as possible in the enclosed envelope to Sandy Lester, First Financial Bankshares, Inc., P.O. Box 701, Abilene, Texas 79604. You may withdraw your proxy by a request in writing to either of the named proxies at any time before this proxy is voted.